Exhibit 99.1

EVINE Live Inc. Names Penny Burnett as Chief Merchandising Officer

MINNEAPOLIS, MN – April 15, 2015 – EVINE Live Inc. (NASDAQ: EVLV), a digital commerce company formerly know as ShopHQ (www.evine.com), announced today that Penny Burnett has been named Senior Vice President & Chief Merchandising Officer, starting April 20. Burnett will report to Mark Bozek, CEO of EVINE Live Inc.

Burnett brings more than 20 years of merchandising experience to EVINE Live including traditional retail experience as well as merchandising and brand development consulting.

“I believe Penny’s strong track record building businesses across broad categories of product positions her well to lead EVINE Live’s efforts to expand our roster of proprietary brands and diversify our product mix,” said Bozek. “Penny’s retail and wholesale experience and her proven ability to drive both top line sales and profit should further our growth strategy.”

“I could not be more thrilled to join the EVINE Live family. As a merchant, it's exciting to join a company distinguished for its vibrant approach to a wide range of products,” said Burnett. “The future of EVINE Live is very exciting and I'm looking forward to joining a top-notch leadership team in such a dynamic organization poised for growth.”

Burnett served as Vice President of Merchandising for Global Brands Group (a member of the Fung Group) for five years where she directly managed the merchandising strategy for new acquisitions and oversaw merchandising for the Kids’ and Young Men’s businesses. Prior to that, she was the Vice President of Sales and Merchandising for Guggenheim Partners on the Lionel brand and held key merchandising roles at both Macy’s and Target Corporation. She will be relocating to the company’s headquarters in Minneapolis.

About EVINE Live Inc.

EVINE Live Inc. is a digital commerce company that offers customers multiple ways to shop and interact via TV, online and on mobile devices in the merchandise categories of Home, Beauty, Health & Fitness, Fashion & Accessories, Jewelry & Watches and Consumer Electronics. Under the leadership of Mark Bozek, who took over as CEO in June 2014, the Company has begun its repositioning to a true digital commerce company. EVINE Live has access to 88 million cable and satellite television homes and also is available nationwide via live streaming at www.evine.com. Effective November 2014, the Company's name changed to EVINE Live Inc. and its NASDAQ trading symbol changed to EVLV.

Please visit www.evine.com/ir for more investor information.

Forward-Looking Information

This release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as anticipate, believe, estimate, expect, intend, predict, hope, should, plan, will or similar expressions. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer preferences, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor relationships; our ability to manage our operating expenses and our working capital levels successfully; our ability to remain compliant with our long-term credit facility covenants; our ability to successfully transition our brand name; the market demand for television station sales; our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting our operations; significant public events that are difficult to predict, or other significant television-covering events causing an interruption of television coverage or that directly compete with the viewership of our programming; and our ability to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts

Media:
Dawn Zaremba
EVINE Live Inc.
press@evine.com
(952) 943-6043

Investors:

Beth McCartan

EVINE Live Inc.

bmccartan@evine.com

(952) 943-6517